    As filed with the Securities and Exchange Commission on October 1, 1997
                                                     Registration No. 33-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  ____________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act Of 1933
                                  ____________

                          PHARMCHEM LABORATORIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                  California
                           (State of Incorporation)

                                  77-0187280
                               (I.R.S. Employer
                              Identification No.)

                              1505-A O'Brien Drive
                         Menlo Park, California  94025
                    (Address of Principal Executive Offices)


                          PHARMCHEM LABORATORIES, INC.
                           1997 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)
                                  ____________

                               David A. Lattanzio
                               Vice President and
                            Chief Financial Officer
                          PharmChem Laboratories, Inc.
                              1505-A O'Brien Drive
                         Menlo Park, California  94025
                                 (415) 328-6200
           (Name, Address, and Telephone Number of Agent for Service)
                                 _____________

                                        CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                                  Proposed          Proposed
                                           Amount                  maximum           maximum          Amount of
        Title of securities                 to be               offering price      aggregate       registration
         to be registered                registered                 per share     offering price        fee

----------------------------------------------------------------------------------------------------------------
 Common Stock, no par value              500,000 shares            $2.69(1)        $1,345,000(1)        $408
================================================================================================================


(1) Calculated pursuant to Rule 457(h)(i) and Rule 457(c) based on the average high and low prices for the Registrant's common stock on the NASDAQ Stock Market on September 25, 1997. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

                                EXPLANATORY NOTE


     As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Registrant incorporates by reference herein the following documents: (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("Exchange Act"); (2) the Company's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1997 filed with the Securities and Exchange Commission under the Exchange Act;
(3) the Company's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1997 filed with the Securities and Exchange Commission under the Exchange Act; (4) all other subsequent reports filed by the Company with the Securities and Exchange Commission pursuant to Section 13(a) the Exchange Act (such as Quarterly Reports on Form 10-Q or Current Reports on Form 8-K); and
(5) a description of the Company's common stock contained in the Company's Registration Statement on Form 8-A dated June 26, 1991, filed pursuant to
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.
                                 _____________

         The financial statements incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Securities and Exchange Commission under the Exchange Act have been audited by Arthur Andersen LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ITEM 4:  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         (a) Section 317 of the California Corporations Code (the "Code") gives California corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaws, agreement, vote of shareholders or otherwise.

         (b) Article IV, paragraph 2 of the Company's Amended and Restated Articles of Incorporation ("Articles of Incorporation") authorizes the Company to indemnify directors and officers of the Company to the fullest extent permissible under California law. The indemnification authorized by Article IV, paragraph 2 of the Articles of Incorporation is not exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in other capacities while holding their respective offices. In the event California law is changed to permit broader rights of indemnification, then the Articles of Incorporation will automatically authorize the Company to indemnify such persons to the fullest extent permitted by such law, as so changed, without the need for any further action by the Company's directors or shareholders.

         (c) In accordance with Section 309(c) of the Code, the Articles of Incorporation provide that the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permitted by law.

         (d) Article IV, Section 6.1 of the Company's Bylaws requires the Company to indemnify each of its directors and officers, to the maximum extent and in the manner permitted by the Code, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. The indemnification provided by Article IV,
Section 6.1 of the Bylaws is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such respective office to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation.

         (e) The Company has entered into indemnification agreements with certain of its directors and officers providing for indemnification of such persons to the fullest extent allowed by law. The Company is required by such indemnification agreements to advance litigation and related expenses to the indemnified persons, subject to their undertaking to repay such amounts if it is ultimately determined that they are not entitled to be indemnified by the Company thereunder or otherwise.

         (f) The Company maintains directors' and officers' liability insurance covering such persons in their official capacities with the Company and its subsidiaries.

ITEM 7: EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8:  EXHIBITS

         3.1 Amended and Restated Articles of Incorporation dated August 21, 1991 (Exhibit 3.1 to the Company's Registration Statement on Form S-8 [File No. 33-45481])*/

         3.2 Bylaws, as amended May 19, 1992 (Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1992)*/

         5.1     Opinion of Sonnenschein Nath & Rosenthal

         23.1    Consent of Sonnenschein Nath & Rosenthal (included in Exhibit
                 5.1)

         23.2    Consent of Arthur Andersen LLP

         24.1    Powers of Attorney.

__________________________

* Incorporated by reference.

ITEM 9:  UNDERTAKINGS

Rule 415 Offering.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Incorporation of Subsequent Exchange Act Documents by Reference.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Form S-8 Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, PharmChem Laboratories, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Menlo Park, State of California, on September 30, 1997.

                                             PHARMCHEM LABORATORIES, INC.

                                             By: /s/ David A. Lattanzio
                                                 ------------------------------
                                                     David A. Lattanzio
                                                     Chief Financial Officer
                                                     and Vice President

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                              Title                            Date
       ---------                              -----                            ----
/s/Joseph W. Halligan               President and Chief Executive         September 30, 1997
---------------------               Officer (Principal Executive
Joseph W. Halligan                  Officer)



/s/David A. Lattanzio               Vice President and Chief              September 30, 1997
---------------------               Financial Officer (Principal
David A. Lattanzio                  Financial Officer and Principal
                                    Accounting Officer)



*/s/Richard D. Irwin                Chairman of the Board of              September 30, 1997
--------------------                Directors; Director
Richard D. Irwin


*/s/Thomas S. Volpe                 Director                              September 30, 1997
-------------------
Thomas S. Volpe



_____________________

* By: /s/ David A. Lattanzio
      -----------------------
         (David A. Lattanzio
          Attorney-in-Fact)